Exhibit 5.1

[AT&T Letterhead]

May 2, 2019

AT&T Inc.

208 S. Akard Street

Dallas, TX 75202

Dear Sirs:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”) of the 26 series of notes (the “Debt Securities”) as set forth in the table on Annex A hereto to be issued by AT&T Inc., a Delaware corporation (the “Corporation”) pursuant to the Indenture, dated as of May 15, 2013 (the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to the Corporation’s exchange offers and solicitation of consents for the outstanding 26 series of notes as set forth in the table on Annex A hereto (the “Time Warner Notes”) of Warner Media, LLC (“Time Warner”) and Historic TW Inc. (“Historic TW”), issued under the applicable indentures indicated in the table on Annex A hereto, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

I am of the opinion that (i) the Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and (ii) when (x) the Registration Statement on Form S-4 relating to the Debt Securities (the “Registration Statement”) has become effective under the Act, (y) the terms of the Debt Securities and of their issuance and delivery have been duly established in conformity with the Indenture relating to the Debt Securities so as not to violate any applicable law or any agreement or instrument to which AT&T Inc. is a party or by which it is bound and (z) the Debt Securities have been duly executed, authenticated and issued as provided in the Indenture and delivered in exchange for the Time Warner Notes as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Corporation entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

I note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render such judgment in the foreign currency or currency unit in which the Debt Securities are denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

In rendering the foregoing opinion, I am not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and issuance of the Debt Securities.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement and the making of the statements with respect to me which are set forth under the caption “Validity of Notes” in the prospectus forming a part of the Registration Statement referred to above.

In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Wayne A. Wirtz

Annex A

Title of Series of Time Warner Notes	Issuer	CUSIP/ISIN No.	Indenture Under Which Time Warner Notes Issued	Title of Series of Debt Securities

4.00% Notes due 2022	Time Warner(1)	887317AN5	2010 Time Warner Indenture(3)	4.000% Global Notes due 2022

3.40% Notes due 2022	Time Warner(1)	887317AQ8	2010 Time Warner Indenture(3)	3.400% Global Notes due 2022

9.15% Debentures due 2023	Historic TW(2)	887315AM1	1993 Historic TW Indenture(4)	9.150% Global Notes due 2023

4.05% Notes due 2023	Time Warner(1)	887317AR6	2010 Time Warner Indenture(3)	4.050% Global Notes due 2023

7.57% Debentures due 2024	Historic TW(2)	887315BH1	1993 Historic TW Indenture(4)	7.570% Global Notes due 2024

3.55% Notes due 2024	Time Warner(1)	887317AV7	2010 Time Warner Indenture(3)	3.550% Global Notes due 2024

3.60% Notes due 2025	Time Warner(1)	887317AW5	2010 Time Warner Indenture(3)	3.600% Global Notes due 2025

3.875% Notes due 2026	Time Warner(1)	887317AZ8	2010 Time Warner Indenture(3)	3.875% Global Notes due 2026

6.85% Debentures due 2026	Historic TW(2)	887315BB4	1993 Historic TW Indenture(4)	6.850% Global Notes due 2026

2.95% Notes due 2026	Time Warner(1)	887317BA2	2010 Time Warner Indenture(3)	2.950% Global Notes due 2026

3.80% Notes due 2027	Time Warner(1)	887317BB0	2010 Time Warner Indenture(3)	3.800% Global Notes due 2027

6.95% Debentures due 2028	Historic TW(2)	887315BM0	1993 Historic TW Indenture(4)	6.950% Global Notes due 2028

6 5/8% Debentures due 2029	Historic TW(2)	887315BN8	1998 Historic TW Indenture(5)	6.625% Global Notes due 2029

7.625% Debentures due 2031	Time Warner(1)	00184AAC9	2001 Time Warner Indenture(6)	7.625% Global Notes due 2031

Title of Series of Time Warner Notes	Issuer	CUSIP/ISIN No.	Indenture Under Which Time Warner Notes Issued	Title of Series of Debt Securities

7.700% Debentures due 2032	Time Warner(1)	00184AAG0	2001 Time Warner Indenture(6)	7.700% Global Notes due 2032

8.30% Discount Debentures due 2036	Historic TW(2)	887315AZ2	1993 Historic TW Indenture(4)	8.300% Global Notes due 2036

6.50% Debentures due 2036	Time Warner(1)	887317AD7	2006 Time Warner Indenture(7)	6.500% Global Notes due 2036

6.200% Debentures due 2040	Time Warner(1)	887317AE5	2010 Time Warner Indenture(3)	6.200% Global Notes due 2040

6.10% Debentures due 2040	Time Warner(1)	887317AH8	2010 Time Warner Indenture(3)	6.100% Global Notes due 2040

6.25% Debentures due 2041	Time Warner(1)	887317AL9	2010 Time Warner Indenture(3)	6.250% Global Notes due 2041

5.375% Debentures due 2041	Time Warner(1)	887317AM7	2010 Time Warner Indenture(3)	5.375% Global Notes due 2041

4.90% Debentures due 2042	Time Warner(1)	887317AP0	2010 Time Warner Indenture(3)	4.900% Global Notes due 2042

5.35% Debentures due 2043	Time Warner(1)	887317AS4	2010 Time Warner Indenture(3)	5.350% Global Notes due 2043

4.65% Debentures due 2044	Time Warner(1)	887317AU9	2010 Time Warner Indenture(3)	4.650% Global Notes due 2044

4.85% Debentures due 2045	Time Warner(1)	887317AX3	2010 Time Warner Indenture(3)	4.850% Global Notes due 2045

1.95% Notes due 2023	Time Warner(1)	XS1266734349	2010 Time Warner Indenture(3)	1.950% Global Notes due 2023

(1)	References to Time Warner refer to Warner Media, LLC, the successor in interest to Time Warner Inc.
(2)	References to Historic TW refer to Historic TW Inc., the successor in interest to Time Warner Companies Inc.
(3)

Indenture, dated as of March 11, 2010, among Time Warner, certain guarantors signatory thereto and The Bank of New York Mellon, as trustee (the “Time Warner Trustee”), as supplemented by the First Supplemental Indenture, dated June 14, 2018.

(4)

Indenture, dated as of January 15, 1993, among Historic TW, certain guarantors signatory thereto and the Time Warner Trustee, as supplemented by the First Supplemental Indenture, dated June 15, 1993, the Second Supplemental Indenture, dated October 10, 1996, the Third Supplemental Indenture, dated December 31, 1996, the Fourth Supplemental Indenture, dated December 17, 1997, the Fifth Supplemental Indenture, dated January 12, 1998, the Sixth Supplemental Indenture, dated March 17, 1998, the Seventh Supplemental Indenture, dated January 11, 2001, the Eight Supplemental Indenture, dated February 23, 2009, the Ninth Supplemental Indenture, dated April 16, 2009, the Tenth Supplemental Indenture, dated December 3, 2009, the Eleventh Supplemental Indenture, dated November 17, 2016, the Twelfth Supplemental Indenture, dated December 22, 2017 and the Thirteenth Supplemental Indenture, dated June 14, 2018.

(5)

Indenture, dated as of June 1, 1998, among Historic TW, certain guarantors signatory thereto and the Time Warner Trustee, as supplemented by the First Supplemental Indenture, dated January 11, 2001, the Second Supplemental Indenture, dated April 16, 2009, the Third Supplemental Indenture, dated December 3, 2009 and the Fourth Supplemental Indenture, dated June 14, 2018.

(6)

Indenture, dated as of April 19, 2001, among Time Warner, certain guarantors signatory thereto and the Time Warner Trustee, as supplemented by the First Supplemental Indenture, dated April 16, 2009, the Second Supplemental Indenture, dated December 3, 2009 and the Third Supplemental Indenture, dated June 14, 2018.

(7)	Indenture, dated as of November 13, 2006, among Time Warner, certain guarantors signatory thereto and the Time Warner Trustee, as supplemented by the First Supplemental Indenture, dated June 14, 2018.